                                                                   Exhibit 5.1
                               PARCEL MAURO PC
                        1801 CALIFORNIA ST., STE. 3600
                               DENVER, CO  80202
                                (303) 292-6400



                                August 19, 1998


Communications Systems International, Inc.
8 South Nevada Avenue, Suite 200
Colorado Springs, Colorado  80903


          Re:  Registration Statement on Form S-1
               Covering the Registration of
               Shares of Common Stock of
               Communications Systems International, Inc.


Ladies and Gentlemen:

     We have acted as counsel for Communications Systems International, Inc., a Colorado corporation (the "Company"), in connection with the registration for sale of shares of the Company's Common Stock (the "Shares") in accordance with the registration provisions of the Securities Act of 1933, as amended.

     In such capacity we have examined, among other documents, the Registration Statement No. 333-47045 (the "Registration Statement"), covering the registration of the Shares.

     Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been legally and validly authorized under the Company's Articles of Incorporation, as amended, and, when issued and paid for in accordance with the terms of the underwriting agreement, will constitute duly and validly issued and outstanding and fully paid and nonassessable shares of the Company.

Communications Systems International, Inc.
August 19, 1998
Page 2



     We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.



                              Very truly yours,


                              PARCEL MAURO PC